PROMISSORY NOTE

Name of Borrower:	Infitech Ventures Inc.
20 Lyall Avenue
Toronto Ontario, Canada M4E 1V9

Name of Lender:	Paul G. Daly
20 Lyall Avenue
Toronto Ontario, Canada M4E 1V9

1.

For value received, Borrower agrees to pay the Lender the amount of $US 5000.00 on a date to be determined. Payment will be sent to the Lender at 20 Lyall Avenue, Toronto Ontario Canada M4E 1V9. The loan is unsecured, non interest bearing and payable on demand. Payment can be made in cash or common stock with any stock repayment subject to requirements imposed by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Dated at the City of Toronto this 24th day of August, 2007.

Signature of Borrower or authorized signatory of Corporation	/s/ Paul G. Daly

Name of authorized signatory of Corporation	PAUL G. DALY

Name of Corporation	INFITECH VENTURES INC.